Exhibit 99.1

November 9, 2016

Dear Fellow Shareholders:

As expected, the trends that we’ve seen earlier in the year continued in Q3. We continue to make good progress with IT Deal AlertTM and our mid-sized customers, but the pullback from our largest global customers, especially those who are in the middle of corporate transaction, is still creating a significant headwind.

In Q3 2016, revenue from our four customers that are involved in corporate transactions was down approximately 50%, representing a decline of over $2.5 million versus Q3 2015. IT Deal Alert revenue in Q3 2016 from those same four customers was down approximately 60%, representing a decline of almost $1 million compared to Q3 2015. International revenue in Q3 2016 from those four customers was down 32%, representing a decline of approximately $400,000 compared to Q3 2015.

In regard to these four specific customers involved in corporate transactions, we view these conditions as temporary. In fact, in previous quarters, we have included five companies in this group, but one of the companies that completed a large spin-off a year ago has “graduated” back to normal as their spending rate has recovered to pre-spin-off levels. We think that the temporary nature of these situations bodes well for us in 2017 and 2018.

Despite the $1 million hit we took on IT Deal Alert from these four companies, we were still able to grow revenue 13% to $7.3 million, compared to Q3 2015. We had over 370 IT Deal Alert customers in the quarter, including 28 new Priority EngineTM/Deal Data customers. Priority Engine/Deal Data Q3 revenue was up over 230% year over year. We believe that we will finish 2016 with over 30% growth for IT Deal Alert and expect approximately 40% IT Deal Alert growth in 2017.

Revenue recognized in the quarter from long-term contracts was over $3.5 million, representing approximately 14% of revenue, up from approximately 11% in Q2 2016. Increasing the amount of revenue under long-term contracts is one of our most important strategic initiatives.

We believe our long-term thesis that our proprietary purchase intent data uniquely positions us to take advantage of our customers’ quest to become data-driven sales and marketing organizations is as strong as ever. As a result, we plan to continue to repurchase our shares at attractive prices as we believe this will reward long-term shareholders.

Stock Repurchase

In June 2016, we announced that our Board had authorized a $20 million share repurchase program. During the quarter, we repurchased 490,770 shares at an average price of $7.89 per share for approximately $3.9 million. To date we have purchased 538,867 shares for approximately $4.3 million and have $15.7 million remaining available under the program.

We currently have a Rule 10b5-1 plan in place that is designed to take advantage of dips in our stock price.

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Q3 2016 Results (Unaudited; $’s in 000’s)

	Three months ended September 30			Nine months ended September 30
	2016	2015	Change	2016	2015	Change
Core Online
North America Core Online	$10,644	$12,813	-17%	$33,683	$38,375	-12%

International Core Online	6,327	7,814	-19%	20,080	22,172	-9%

Total Core Online	16,971	20,627	-18%	53,763	60,547	-11%
IT Deal Alert
North America IT Deal Alert	5,895	5,322	11%	18,629	14,397	29%
International IT Deal Alert	1,381	1,117	24%	3,850	2,906	32%
Total IT Deal Alert	7,276	6,439	13%	22,479	17,303	30%
Overall Online
North America Online	16,539	18,135	-9%	52,312	52,772	-1%
International Online	7,708	8,931	-14%	23,930	25,078	-5%
Total Overall Online	24,247	27,066	-10%	76,242	77,850	-2%
Events	1,503	1,941	-23%	3,713	4,572	-19%
Total Revenues	$25,750	$29,007	-11%	$79,955	$82,422	-3%
Adjusted EBITDA*	$3,727	$6,879	-46%	$13,866	$16,941	-18%

*	Adjusted EBITDA is a non-GAAP financial measure that is defined and reconciled to a GAAP measure later in this Shareholder Letter

Gross Margins

Total gross profit margin for Q3 2016 and Q3 2015 was 70% and 74%, respectively. Online gross profit margin was 72% in Q3 2016, compared to 75% for Q3 2015. Events gross profit margin was 52% for Q3 2016, compared to 63% for Q3 2015.

International Update

International IT Deal Alert revenue was up 24% in the quarter. The introduction of Priority Engine in Europe contributed to this growth. We plan on launching Priority Engine in Asia before the end of the year. International Online revenue was down 14% in the quarter, reflecting the pullback in marketing investment that we are seeing from our largest customers.

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Traffic Update

The traffic story continues to be very positive as we continue to grow off of our historical records in 2015. Unpaid traffic represented 95% of overall traffic in the quarter. Traffic from organic search was up 11% compared with the same quarter a year ago.

Balance Sheet

Our balance sheet remains strong. We had $48.1 million in cash and investments as of September 30, 2016, and reported positive Adjusted EBITDA and cash flow from operations for the quarter. We have $50 million of outstanding term loan debt as of September 30, 2016.

Foreign Exchange Update

Foreign exchange adversely affected revenue growth by 36 basis points in the quarter. The strong dollar continued to create revenue headwinds for large US-based technology vendors, which affects their marketing expenditures.

Q4 2016 Guidance

For Q4 2016, we expect overall revenues to be between $25.5 million and $27.0 million. We expect online revenues to be between $24.4 million and $25.7 million, and we expect events revenues to be between $1.1 million and $1.3 million. We expect Adjusted EBITDA to be between $3.0 million and $4.5 million.

Summary

The weakness that we are seeing from our largest customers was reflected in our Q3 2016 guidance. We are expecting similar conditions in Q4 2016. We are buoyed by the fact that we believe these conditions to be temporary and situational. Eventually, corporate transactions are completed and our experience is that once the integration is complete, marketing spending returns to previous levels and can grow from there. In the meantime, we will continue with our strategy of partnering with our customers to help them take advantage of our purchase intent data as they make the transition to being data-driven sales and marketing organizations. These short-term headwinds do not diminish our view of the long-term opportunity. That belief informs our view to continue to use our healthy financial position to repurchase our shares at attractive prices.

Sincerely,

/s/ Michael Cotoia	/s/ Greg Strakosch
Michael Cotoia	Greg Strakosch
CEO	Executive Chairman

(C) 2016 TechTarget, Inc. All rights reserved. TechTarget and the TechTarget logo are registered trademarks, and IT Deal Alert, Priority Engine and Deal Data are trademarks of TechTarget. All other trademarks are the property of their respective owners.

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Conference Call and Webcast

TechTarget will discuss these financial results in a conference call at 5:00 p.m. (Eastern Time) today (November 9, 2016). Supplemental financial information and this Letter to Shareholders will be posted to the Investor Information section of our website.

NOTE: Our Letter to Shareholders will not be read on the conference call. The conference call will include only brief remarks followed by questions and answers.

The public is invited to listen to a live webcast of TechTarget’s conference call, which can be accessed on the Investor Information section of our website at http://investor.techtarget.com. The conference call can also be heard via telephone by dialing 1-888-339-0724 (US callers), 1-855-669-9657 (Canadian callers) or 1-412-902-4191 (International callers).

For those investors unable to participate in the live conference call, a replay of the conference call will be available via telephone beginning November 9, 2016 one (1) hour after the conference call through December 9, 2016 at 9:00 a.m. ET. To listen to the replay, US callers should dial 1-877-344-7529 and use the conference number 10094882. Canadian callers should dial 1-855-669-9658 and also use the conference number 10094882. International callers should dial 1-412-317-0088 and also use the conference number 10094882. The webcast replay will also be available on http://investor.techtarget.com during the same period.

Non-GAAP Financial Measures

This letter and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income and adjusted net income per share, all of which are non-GAAP financial measures which are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

“Adjusted EBITDA” means earnings before net interest, other income and expense, income taxes, depreciation and amortization, as further adjusted to exclude stock-based compensation and other one-time charges, if any.

“Adjusted net income” means net income adjusted for amortization, stock-based compensation, foreign exchange, interest on the term loan and other one-time charges, if any, as further adjusted for the related income tax impact of the adjustments.

“Adjusted net income per share” means adjusted net income divided by adjusted weighted average diluted shares outstanding.

These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income and adjusted net income per share may not be comparable to the definitions as reported by other companies. We believe that adjusted EBITDA, adjusted net income and adjusted net income per share provide relevant and useful information to enable us and investors to compare the Company’s operating performance using an additional measurement. We use these measures in our internal management reporting and planning process as primary measures to evaluate the operating performance of our business, as well as potential acquisitions.

The components of adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. In the case of senior management, adjusted EBITDA is used as one of the principal financial metrics in their annual incentive compensation program. Adjusted EBITDA is also used for planning purposes and in presentations to our board of directors. Adjusted net income is useful to us and investors because it presents an additional measurement of our financial performance, taking into account depreciation, which we

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believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses and items not directly tied to the core operations of our business, including interest on the term loan. Furthermore, we intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward Looking Statements

Certain information included in this news release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release that address activities, events or developments which we expect will or may occur in the future are forward-looking statements, including statements regarding the intent, belief or current expectations of the Company and members of our management team. The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements. Such statements may include those regarding guidance on our future financial results and other projections or measures of our future performance; expectations concerning market opportunities and our ability to capitalize on them; and the amount and timing of the benefits expected from acquisitions, new products or services and other potential sources of additional revenue. These statements speak only as of the date of this release and are based on our current plans and expectations. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to: market acceptance of our products and services, including continued increased sales of our IT Deal Alert offerings and continued increased international growth; relationships with customers, strategic partners and employees; difficulties in integrating acquired businesses; changes in economic or regulatory conditions or other trends affecting the Internet, Internet advertising and information technology industries; and other matters included in our SEC filings, including in our Annual Report on Form 10-K. Actual results may differ materially from those contemplated by the forward-looking statements. We undertake no obligation to update our forward-looking statements to reflect future events or circumstances.

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TECHTARGET, INC.

Consolidated Statements of Operations

(in 000’s, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(Unaudited)
Revenues:
Online	$24,247	$27,066	$76,242	$77,850
Events	1,503	1,941	3,713	4,572

Total revenues	25,750	29,007	79,955	82,422

Cost of revenues:
Online(1)	6,889	6,802	20,360	20,050
Events	723	710	2,049	2,042

Total cost of revenues	7,612	7,512	22,409	22,092

Gross profit	18,138	21,495	57,546	60,330

Operating expenses:
Selling and marketing(1)	11,243	11,526	33,331	32,825
Product development(1)	2,074	1,915	6,027	5,723
General and administrative(1)	3,138	3,265	9,392	9,876
Depreciation	951	999	2,987	3,023
Amortization of intangible assets	183	337	718	1,054

Total operating expenses	17,589	18,042	52,455	52,501

Operating income	549	3,453	5,091	7,829
Interest and other expense, net	(471)	(209)	(1,037)	(122)

Income before provision for income taxes	78	3,244	4,054	7,707
Provision for income taxes	100	1,203	1,725	2,490

Net (loss) income	$(22)	$2,041	$2,329	$5,217

Net (loss) income per common share:
Basic	$(0.00)	$0.06	$0.08	$0.16

Net (loss) income per common share:
Diluted	$(0.00)	$0.06	$0.07	$0.15

Weighted average common shares outstanding:
Basic	27,540	32,790	30,650	33,065

Weighted average common shares outstanding:
Diluted	28,325	34,221	31,608	34,707

(1) Amounts include stock-based compensation expense as follows:
Cost of online revenues	$36	$27	$90	$57
Selling and marketing	1,260	1,106	3,103	2,445
Product development	45	37	124	74
General and administrative	703	858	1,753	2,215

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TechTarget, Inc.

Consolidated Balance Sheets

(in 000’s, except share and per share data)

	September 30, 2016	December 31, 2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$29,817	$14,783
Short-term investments	12,349	10,646
Accounts receivable, net of allowance for doubtful accounts of $1,897 and $1,715 as of September 30, 2016 and December 31, 2015, respectively	25,813	26,549
Prepaid taxes	2,697	5,306
Prepaid expenses and other current assets	2,498	2,192

Total current assets	73,174	59,476
Property and equipment, net of accumulated depreciation	9,357	8,922
Long-term investments	5,959	9,262
Goodwill	93,646	93,701
Intangible assets, net of accumulated amortization	728	1,448
Deferred tax assets	2,871	4,210
Other assets	813	840

Total assets	$186,548	$177,859

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,812	$1,807
Current portion of term loan	4,907	—
Accrued expenses and other current liabilities	3,119	3,112
Accrued compensation expenses	583	675
Contingent consideration	—	1,326
Income taxes payable	—	516
Deferred revenue	8,925	7,595

Total current liabilities	19,346	15,031
Long-term liabilities:
Long-term portion of term loan	44,762	—
Deferred rent	2,215	2,245
Deferred tax liabilities	574	582

Total liabilities	66,897	17,858
Stockholders’ equity:
Preferred stock, 5,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value per share, 100,000,000 shares authorized; 52,483,717 shares issued and 27,819,434 shares outstanding at September 30, 2016; 50,927,426 shares issued and 32,039,853 shares outstanding at December 31, 2015	52	51
Treasury stock, 24,664,283 shares at September 30, 2016 and 18,887,573 shares at December 31, 2015, at cost	(159,005)	(113,949)
Additional paid-in capital	295,264	293,003
Accumulated other comprehensive loss	(207)	(322)
Accumulated deficit	(16,453)	(18,782)

Total stockholders’ equity	119,651	160,001

Total liabilities and stockholders’ equity	$186,548	$177,859

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TECHTARGET, INC.

Reconciliation of Net (Loss) Income to Adjusted EBITDA

(in 000’s)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
	(Unaudited)

Net (loss) income	$(22)	$2,041	$2,329	$5,217

Interest and other expense (income), net	471	209	1,037	122
Income tax provision	100	1,203	1,725	2,490
Depreciation	951	999	2,987	3,023
Amortization of purchase price adjustment	—	62	—	244
Amortization of intangible assets	183	337	718	1,054

EBITDA	1,683	4,851	8,796	12,150
Stock-based compensation expense	2,044	2,028	5,070	4,791

Adjusted EBITDA	$3,727	$6,879	$13,866	$16,941

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TECHTARGET, INC.

Reconciliation of Net (Loss) Income to Adjusted Net Income and Net (Loss) Income per Diluted Share to

Adjusted Net Income per Share

(in 000’s, except per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
	(Unaudited)

Net (loss) income	$(22)	$2,041	$2,329	$5,217
Income tax provision	100	1,203	1,725	2,490

Net income before taxes	$78	$3,244	$4,054	$7,707
Amortization of intangible assets	183	337	718	1,054

Stock-based compensation expense	2,044	2,028	5,070	4,791

Amortization of purchase price adjustment	—	62	—	244
Foreign exchange loss/(gain) and interest on term loan	84	226	499	160
Adjusted income tax provision*	(815)	(2,161)	(3,871)	(5,443)

Adjusted net income	$1,574	$3,736	$6,470	$8,513

Net (loss) income per diluted share	$(0.00)	$0.06	$0.07	$0.15

Weighted average diluted shares outstanding	28,325	34,221	31,608	34,707

Adjusted net income per share	$0.06	$0.11	$0.20	$0.25
Adjusted weighted average diluted shares outstanding	28,325	34,221	31,608	34,707

*	Adjusted income tax provision was calculated using our effective tax rate, excluding discrete items, for each respective period.

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TECHTARGET, INC.

Financial Guidance for the Three Months Ended December 31, 2016 and Revised Year Ended December 31, 2016

(in 000’s)

	For the Three Months Ended December 31, 2016		Revised November 2016 For the Year Ended December 31, 2016
	Range		Range

Online	$24,400	$25,700	$100,642	$101,942
Events	1,100	1,300	4,813	5,013

Total Revenues	$25,500	$27,000	$105,455	$106,955

Adjusted EBITDA	$3,000	$4,500	$16,865	$18,365

Depreciation, amortization and stock-based compensation	2,840	2,840	11,615	11,615

Interest and other expense, net	464	464	1,501	1,501
(Benefit from) provision for income taxes	(149)	480	1,576	2,205

Net (loss) income	$(155)	$716	$2,173	$3,044

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